UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 24, 2004

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 24, 2004, Global Power Equipment Group Inc. (“GEG”) announced the appointment of Al Brousseau, age 54, as its President and Chief Operating Officer effective December 16, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Since 1999, Mr. Brousseau has served as Vice President and Officer of Lockwood Greene, a full-service engineering, procurement and construction company based in Atlanta, Georgia. Prior to his service with Lockwood Greene, Mr. Brousseau was employed by ABB Combustion Engineering from 1970 to 1999 in various roles of increasing responsibilities, including engineering, sales, management, sales support and project management, much of which involved power projects in Asia.

Effective December 16, 2004, Larry D. Edwards, currently GEG’s Chairman, President and Chief Executive Officer, will relinquish the office of President. He will continue as Chairman and Chief Executive Officer.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated November 24, 2004, announcing election of Al Brousseau as President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: November 24, 2004	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated November 24, 2004, announcing election of Al Brousseau as President and Chief Operating Officer.